Exhibit 2
                                                                Conformed Copy

                             TRIGON HEALTHCARE, INC.

                          ARTICLES OF AMENDMENT TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


         1.       Name.  The name of the Corporation is Trigon Healthcare, Inc.

         2. The Amendment. The amendment, a copy of which is attached as Exhibit A hereto and incorporated herein by this reference, adds Section 4.3 to
Article 4 of the Amended and Restated Articles of Incorporation, which creates a series of Preferred Stock, states the designation and number of shares, and fixes the preferences, limitations and relative rights thereof.

         3. Board Action. At a meeting of the Board of Directors held on the 16th day of July, 1997, the Board of Directors found the amendment to the Articles of Incorporation to be in the best interests of the Corporation. Shareholder approval is not required pursuant to Section 13.1-639 of the Virginia Stock Corporation Act, and has not been obtained.

Dated: July 16, 1997
                                      TRIGON HEALTHCARE, INC.

                                      By:  /s/ Norwood Davis
                                           -----------------------
                                           Norwood Davis, Chairman




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                                                                 Exhibit A

                              TRIGON HEALTHCARE, INC.

                                AMENDMENT TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


                  4.3  Series A Junior Participating Preferred Shares

                           (a) Designation and Amount. Pursuant to a resolution adopted by the Board of Directors of the Corporation on July 16, 1997, 3,000,000 preferred shares (of no par value) are hereby constituted as a series of preferred shares of the Corporation which shall be designated as "Series A Junior Participating Preferred Shares" (the "Series A Preferred Shares"), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which shall be as set forth herein.

                           (b)  Dividends and Distribution.

                                    (i) Subject to the prior and superior rights
                  of the holders of any preferred shares of any series ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Class A Common Shares, par value $.01 per share, and Class B Common Shares, par value $.01 per share (such Class A Common Shares and Class B Common Shares being collectively referred to herein as the "Common Shares") of the Corporation shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (X)$3.00 or (Y) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to

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                  which holders of Series A Preferred Shares were entitled
                  immediately prior to such event under clause (Y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                           The Corporation shall declare a dividend or
                  distribution on the Series A Preferred Shares as provided in this paragraph (i) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $3.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           Dividends shall begin to accrue and be cumulative on
                  outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                           (c)  Voting Rights.  The holders of Series A
         Preferred Shares shall have the following voting rights:

                                    (i) Subject to the provision for adjustment
                  hereinafter set forth, each share of Series A Preferred Shares shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A


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                  Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                                    (ii) Except as otherwise provided herein or
                  by law, the holders of Series A Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                                    (iii) Except as set forth herein, holders of
                  Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

                           (d)  Certain Restrictions.

                                    (i) Whenever quarterly dividends of other
                  dividends or distributions payable on the Series A Preferred Shares as provided in paragraph (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

                                            (A) declare or pay dividends on,
                           make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                                            (B) declare or pay dividends on or
                           make any other distributions on any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                           up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;


                                            (C) redeem or purchase or otherwise
                           acquire for consideration any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                           up) with the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or


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                                            (D) purchase or otherwise acquire
                           for consideration any Series A Preferred Shares, or any shares of the Corporation ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                    (ii) The Corporation shall not permit any
                  subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph
                  (d), purchase or otherwise acquire such shares at such time and in such manner.

                           (e) Reacquired Shares. Any Series A Preferred Shares
                  purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation, and upon the taking of any action required by applicable law, become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                           (f) Liquidation, Dissolution or Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made:

                                    (A) to the holders of shares of the
                           Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received $40.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or

                                    (B) to the holders of shares of the
                           Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                           up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.


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                  In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                           (g) Consolidation Merger, etc. In case the
                  Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                           (h) No Redemption. The Series A Preferred Shares shall not be redeemable.

                           (i) Ranking. The Series A Preferred Shares shall be
                  junior to all other series of the Corporation's preferred shares as to the payment of dividends and the distribution of assets, except to the extent a series is made pari passu with the Series A Preferred Shares.

                           (j) Amendment. The Articles of Incorporation of the
                  Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding Series A Preferred Shares voting together as a single class.

                                * * * * * * * *

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